Exhibit 99.1
W. P. Carey Announces New €500 Million Unsecured Term Loan

NEW YORK, Apr. 24, 2023 /PRNewswire/ -- W. P. Carey Inc. (W. P. Carey, NYSE: WPC) today announced that it has closed on a new €500 million unsecured term loan maturing on April 24, 2026 (the “Term Loan”), which was drawn in full at closing. The Term Loan also includes an accordion feature enabling the aggregate amount to be increased up to €250 million (for a Term Loan totaling up to €750 million), subject to obtaining lender commitments and the satisfaction of certain customary conditions.

The Term Loan borrowing rate pursuant to the credit agreement is 85 basis points over EURIBOR, based on W. P. Carey’s credit ratings of BBB+ and Baa1. In conjunction with the closing of the Term Loan, W. P. Carey executed a variable-to-fixed interest rate swap that fixes the total per annum interest rate at 4.34% through the end of 2024. Proceeds from the Term Loan will be used for the repayment of debt, including amounts outstanding on the company’s unsecured revolving credit facility.

A total of ten lenders participated in the Term Loan. JPMorgan Chase Bank, N.A. served as Administrative Agent, Joint Lead Arranger and Joint Bookrunner. BofA Securities, Inc. and Wells Fargo Bank, N.A. served as Joint Bookrunners and Joint Lead Arrangers, as well as Co-Syndication Agents. Barclays Bank PLC, PNC Bank, National Association and U.S. Bank National Association served as Joint Lead Arrangers and Documentation Agents. The Bank of New York Mellon, The Bank of Nova Scotia, Regions Bank and Royal Bank of Canada served as Senior Managing Agents.

W. P. Carey Inc.

Celebrating its 50th anniversary, W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $24 billion and a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,449 net lease properties covering approximately 176 million square feet and a portfolio of 84 self-storage operating properties, as of December 31, 2022. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Northern and Western Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act, and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey Inc., and may be identified by the use of words such as "may," "will," "should," "would," "could," "assume," "outlook," "seek," "plan," "believe," "expect," "anticipate," "intend," "estimate," "forecast" and other comparable terms. These forward-looking statements represent W. P. Carey Inc.'s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the companies. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties; the risk factors set forth in W. P. Carey Inc.'s most recent Annual Report on Form 10-K for the year ended December 31, 2022; and other factors over which it has little or no control. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey Inc. does not undertake any obligation to publicly release any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com